                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned hereby constitutes, designates and appoints Paul Ghaffari, David R. Stewart and William
Benack as his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution and full power to act alone and without the other, for the undersigned and in the undersigned's name, place and stead, in any and all capacities, to execute, acknowledge, deliver and file any and all filings required by the Securities Exchange Act of 1934, as amended, including
Sections 13 and 16 of such Act, and the rules and regulations thereunder, and requisite documents in connection with such filings, including but not limited to Forms 3, 4 and 5, Schedules 13D and 13G and Form 13H under such act and any amendments thereto.

     This power of attorney shall be valid from the date hereof until revoked by the undersigned.

     IN WITNESS WHEREOF, the undersigned has executed this instrument as of the
8th day of February, 2013.

                                    /s/ Paul G. Allen
                                    ----------------------
                                    Paul G. Allen